Exhibit 99.1

Boeing Reports First-Quarter Results
First Quarter 2023
•Still expect to deliver 400-450 737 airplanes in 2023; plan to increase production to 38 per month later this year
•Revenue increased to $17.9 billion primarily reflecting 130 commercial deliveries
•Operating cash flow of ($0.3) billion and free cash flow of ($0.8) billion (non-GAAP); cash and marketable securities of $14.8 billion
•Total company backlog of $411 billion, including over 4,500 commercial airplanes
•Reaffirm guidance: $4.5-$6.5 billion of operating cash flow and $3.0-$5.0 billion of free cash flow (non-GAAP)

Table 1. Summary Financial Results	First Quarter
(Dollars in Millions, except per share data)	2023	2022	Change

Revenues	$17,921	$13,991	28%

GAAP
Loss From Operations	($149)	($1,162)	NM
Operating Margin	(0.8)%	(8.3)%	NM
Net Loss	($425)	($1,242)	NM
Loss Per Share	($0.69)	($2.06)	NM
Operating Cash Flow	($318)	($3,216)	NM
Non-GAAP*
Core Operating Loss	($440)	($1,445)	NM
Core Operating Margin	(2.5)%	(10.3)%	NM
Core Loss Per Share	($1.27)	($2.75)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    ARLINGTON, Va., April 26, 2023 – The Boeing Company [NYSE: BA] recorded first-quarter revenue of $17.9 billion, GAAP loss per share of ($0.69), and core loss per share (non-GAAP)* of ($1.27) (Table 1). Boeing reported operating cash flow of ($0.3) billion and free cash flow of ($0.8) billion (non-GAAP). Results improved on commercial volume and performance.
    “We delivered a solid first quarter and are focused on driving stability for our customers,” said Dave Calhoun, Boeing president and chief executive officer. “We are progressing through recent supply chain disruptions but remain confident in the goals we set for this year, as well as for the longer term. Demand is strong across our key markets and we are growing investments to advance our development programs and innovate strategic capabilities for our customers and for our future.”

Table 2. Cash Flow	First Quarter
(Millions)	2023	2022
Operating Cash Flow	($318)	($3,216)
Less Additions to Property, Plant & Equipment	($468)	($349)
Free Cash Flow*	($786)	($3,565)
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    Operating cash flow was ($0.3) billion in the quarter reflecting higher commercial deliveries and favorable receipt timing (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q1 23	Q4 22
Cash	$10.8	$14.6
Marketable Securities[1]	$4.0	$2.6
Total	$14.8	$17.2

Consolidated Debt	$55.4	$57.0
1 Marketable securities consist primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities totaled $14.8 billion, compared to $17.2 billion at the beginning of the quarter (Table 3). Debt was $55.4 billion, down from $57.0 billion at the beginning of the quarter due to the pay down of debt maturities. The company has access to credit facilities of $12.0 billion, which remain undrawn.
Total company backlog at quarter-end was $411 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	First Quarter
(Dollars in Millions)	2023	2022	Change

Commercial Airplanes Deliveries	130	95	37%

Revenues	$6,704	$4,194	60%
Loss from Operations	($615)	($897)	NM
Operating Margin	(9.2)%	(21.4)%	NM
Commercial Airplanes first-quarter revenue increased to $6.7 billion driven by higher 737 and 787 deliveries, partially offset by 787 customer considerations (Table 4). Operating margin of (9.2) percent also reflects abnormal costs and period expenses, including research and development.
On the 737 program, earlier this month the program's fuselage supplier notified Boeing that a non-standard manufacturing process was used on two fittings in the aft fuselage section of certain 737 airplanes. This is not an immediate safety of flight issue and the in-service fleet can continue operating safely. While near-term deliveries and production will be impacted as the program performs necessary inspections and rework, the program still expects to deliver 400-450 airplanes this year. On production, the supplier master schedule remains unchanged including anticipated production rate increases, which will result in higher inventory levels. The company expects final assembly production to recover in the coming months with plans to increase to 38 per month later this year and 50 per month in the 2025/2026 timeframe.
The 787 program is producing at three per month with plans to ramp production to five per month in late 2023 and to 10 per month in the 2025/2026 timeframe.
During the quarter, Commercial Airplanes secured net orders of 107. Also during the quarter the company secured commitments from Air India for 190 737 MAX, 20 787, and 10 777X airplanes and from Riyadh Air and Saudi Arabian Airlines for up to 121 787 airplanes. Commercial Airplanes delivered 130 airplanes during the quarter and backlog included over 4,500 airplanes valued at $334 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	First Quarter
(Dollars in Millions)	2023	2022	Change

Revenues	$6,539	$5,483	19%
Loss from Operations	($212)	($929)	NM
Operating Margin	(3.2)%	(16.9)%	NM
    Defense, Space & Security first-quarter revenue was $6.5 billion. First-quarter operating margin of (3.2) percent primarily reflects a $245 million pre-tax charge on the KC-46A Tanker program largely driven by the previously shared supplier quality issue resulting in factory disruption and rework. Results also include the continued operational impact of labor instability and supply chain disruption on other programs.
During the quarter, Defense, Space & Security captured awards from the U.S. Army for 184 Apaches and from the U.S. Air Force for 15 KC-46A Tankers and the initial E-7 development contract. Backlog at Defense, Space & Security was $58 billion, of which 30 percent represents orders from customers outside the U.S.

Global Services

Table 6. Global Services	First Quarter
(Dollars in Millions)	2023	2022	Change

Revenues	$4,720	$4,314	9%
Earnings from Operations	$847	$632	34%
Operating Margin	17.9%	14.6%	3.3 pts
    Global Services first-quarter revenue of $4.7 billion and operating margin of 17.9 percent reflect higher commercial volume and favorable mix.
    During the quarter, Global Services committed to set up the first Boeing Converted Freighter line in India in collaboration with GMR Aero Technic, delivered AerCap's 50th 737-800 Boeing Converted Freighter and broke ground on a new component operations facility in Jacksonville, Florida.
Additional Financial Information

Table 7. Additional Financial Information	First Quarter
(Dollars in Millions)	2023	2022
Revenues
Unallocated items, eliminations and other	($42)	$—
Earnings/(loss) from Operations
FAS/CAS service cost adjustment	$291	$283
Other unallocated items and eliminations	($460)	($251)
Other income, net	$302	$181
Interest and debt expense	($649)	($637)
Effective tax rate	14.3%	23.2%
    The increase in loss from Other unallocated items and eliminations was driven by timing of allocations and deferred compensation expense. Other income primarily reflects an increase in investment income due to higher interest rates. The first-quarter effective tax rate primarily reflects the tax benefit of pretax losses.
Segment results reflect the realignment of Boeing Capital into the Commercial Airplanes segment during the first quarter of 2023. Prior period amounts have also been reclassified to conform to the 2023 presentation.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Loss, Core Operating Margin and Core Loss Per Share
    Core operating loss is defined as GAAP earnings from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as core operating loss expressed as a percentage of revenue. Core loss per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating loss, core operating margin and core loss per share for purposes of evaluating and forecasting underlying business performance. Management believes these core measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the non-GAAP and GAAP measures is provided on page 13.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. See Table 2 on page 2 and page 14 for reconciliations of free cash flow to GAAP operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our ability to successfully develop and certify new aircraft or new derivative aircraft, and the ability of our aircraft to meet stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government, as well as the potential impact of a government shutdown; (5) our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials; (6) competition within our markets; (7) our non-U.S. operations and sales to non-U.S. customers; (8) changes in accounting estimates; (9) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (10) our dependence on U.S. government contracts; (11) our reliance on fixed-price contracts; (12) our reliance on cost-type contracts; (13) contracts that include in-orbit incentive payments; (14) unauthorized access to our, our customers’ and/or our suppliers' information and systems; (15) potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises; (16) potential adverse developments in new or pending litigation and/or government inquiries or investigations; (17) potential environmental liabilities; (18) effects of climate change and legal, regulatory or market responses to such change; (19) changes in our ability to obtain debt financing on commercially reasonable terms, at competitive rates and in sufficient amounts; (20) substantial pension and other postretirement benefit obligations; (21) the adequacy of our insurance coverage; (22) customer and aircraft concentration in our customer financing portfolio; and (23) work stoppages or other labor disruptions.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Matt Welch or David Dufault (312) 544-2140
Communications:	Michael Friedman media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
`

	Three months ended March 31
(Dollars in millions, except per share data)	2023	2022
Sales of products	$14,914	$11,427
Sales of services	3,007	2,564
Total revenues	17,921	13,991

Cost of products	(13,553)	(11,412)
Cost of services	(2,445)	(2,226)
Total costs and expenses	(15,998)	(13,638)
	1,923	353
Loss from operating investments, net	(27)	(20)
General and administrative expense	(1,304)	(863)
Research and development expense, net	(741)	(633)
Gain on dispositions, net		1
Loss from operations	(149)	(1,162)
Other income, net	302	181
Interest and debt expense	(649)	(637)
Loss before income taxes	(496)	(1,618)
Income tax benefit	71	376
Net loss	(425)	(1,242)
Less: net loss attributable to noncontrolling interest	(11)	(23)
Net loss attributable to Boeing Shareholders	($414)	($1,219)

Basic loss per share	($0.69)	($2.06)

Diluted loss per share	($0.69)	($2.06)

Weighted average diluted shares (millions)	602.5	591.7

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	March 31 2023	December 31 2022
Assets
Cash and cash equivalents	$10,812	$14,614
Short-term and other investments	3,955	2,606
Accounts receivable, net	2,862	2,517
Unbilled receivables, net	9,689	8,634
Current portion of customer financing, net	133	154
Inventories	78,503	78,151
Other current assets, net	2,857	2,847
Total current assets	108,811	109,523
Customer financing, net	1,372	1,450
Property, plant and equipment, net of accumulated depreciation of $21,692 and $21,442	10,493	10,550
Goodwill	8,063	8,057
Acquired intangible assets, net	2,254	2,311
Deferred income taxes	65	63
Investments	969	983
Other assets, net of accumulated amortization of of $1,002 and $949	4,320	4,163
Total assets	$136,347	$137,100
Liabilities and equity
Accounts payable	$10,274	$10,200
Accrued liabilities	20,812	21,581
Advances and progress billings	54,498	53,081
Short-term debt and current portion of long-term debt	7,926	5,190
Total current liabilities	93,510	90,052
Deferred income taxes	194	230
Accrued retiree health care	2,466	2,503
Accrued pension plan liability, net	5,998	6,141
Other long-term liabilities	2,198	2,211
Long-term debt	47,465	51,811
Total liabilities	151,831	152,948
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	10,298	9,947
Treasury stock, at cost - 410,984,640 and 414,671,383 shares	(50,376)	(50,814)
Retained earnings	29,059	29,473
Accumulated other comprehensive loss	(9,550)	(9,550)
Total shareholders’ deficit	(15,508)	(15,883)
Noncontrolling interests	24	35
Total equity	(15,484)	(15,848)
Total liabilities and equity	$136,347	$137,100

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31
(Dollars in millions)	2023	2022
Cash flows – operating activities:
Net loss	($425)	($1,242)
Adjustments to reconcile net loss to net cash used by operating activities:
Non-cash items –
Share-based plans expense	222	203
Treasury shares issued for 401(k) contribution	553	329
Depreciation and amortization	457	486
Investment/asset impairment charges, net	11	72
Customer financing valuation adjustments	(1)	48
Gain on dispositions, net		(1)
Other charges and credits, net	34	175
Changes in assets and liabilities –
Accounts receivable	(341)	237
Unbilled receivables	(1,055)	(356)
Advances and progress billings	1,417	(522)
Inventories	(390)	(1,203)
Other current assets	82	140
Accounts payable	231	(369)
Accrued liabilities	(769)	(594)
Income taxes receivable, payable and deferred	(122)	(403)
Other long-term liabilities	(117)	96
Pension and other postretirement plans	(244)	(371)
Customer financing, net	101	18
Other	38	41
Net cash used by operating activities	(318)	(3,216)
Cash flows – investing activities:
Payments to acquire property, plant and equipment	(468)	(349)
Proceeds from disposals of property, plant and equipment	5	8
Contributions to investments	(3,561)	(1,732)
Proceeds from investments	2,203	5,037
Other	(2)	1
Net cash (used)/provided by investing activities	(1,823)	2,965
Cash flows – financing activities:
New borrowings	17	2
Debt repayments	(1,699)	(396)
Stock options exercised	44	30
Employee taxes on certain share-based payment arrangements	(42)	(32)
Net cash used by financing activities	(1,680)	(396)
Effect of exchange rate changes on cash and cash equivalents	10	(3)
Net decrease in cash & cash equivalents, including restricted	(3,811)	(650)
Cash & cash equivalents, including restricted, at beginning of year	14,647	8,104
Cash & cash equivalents, including restricted, at end of period	10,836	7,454
Less restricted cash & cash equivalents, included in Investments	24	45
Cash & cash equivalents at end of period	$10,812	$7,409

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Three months ended March 31
(Dollars in millions)	2023	2022
Revenues:
Commercial Airplanes	$6,704	$4,194
Defense, Space & Security	6,539	5,483
Global Services	4,720	4,314
Unallocated items, eliminations and other	(42)
Total revenues	$17,921	$13,991
Loss from operations:
Commercial Airplanes	($615)	($897)
Defense, Space & Security	(212)	(929)
Global Services	847	632
Segment operating earnings/(loss)	20	(1,194)
Unallocated items, eliminations and other	(460)	(251)
FAS/CAS service cost adjustment	291	283
Loss from operations	(149)	(1,162)
Other income, net	302	181
Interest and debt expense	(649)	(637)
Loss before income taxes	(496)	(1,618)
Income tax benefit	71	376
Net loss	(425)	(1,242)
Less: net loss attributable to noncontrolling interest	(11)	(23)
Net loss attributable to Boeing Shareholders	($414)	($1,219)

Research and development expense, net:
Commercial Airplanes	$444	$321
Defense, Space & Security	195	233
Global Services	26	27
Other	76	52
Total research and development expense, net	$741	$633
Unallocated items, eliminations and other:
Share-based plans	($52)	($83)
Deferred compensation	(54)	42
Amortization of previously capitalized interest	(23)	(23)
Research and development expense, net	(76)	(52)
Eliminations and other unallocated items	(255)	(135)
Sub-total (included in core operating loss)	(460)	(251)
Pension FAS/CAS service cost adjustment	223	208
Postretirement FAS/CAS service cost adjustment	68	75
FAS/CAS service cost adjustment	291	283
Total	($169)	$32

The Boeing Company and Subsidiaries
Notes to Condensed Consolidated Financial Statements
Summary of Business Segment Data
(Unaudited)
Segment results reflect the realignment of Boeing Capital into the Commercial Airplanes segment during the first quarter of 2023. Interest and debt expense now includes interest and debt expense previously attributable to Boeing Capital and classified as Cost of Sales. Revenues and costs related to the Customer Financing portfolio and the costs of the Boeing Customer Finance team are now included in the Commercial Airplanes segment. The prior period amounts have been reclassified to conform to the current periods presentation as set forth below.

	Three months ended
(Dollars in millions)	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Revenues:
Commercial Airplanes	$9,271	$6,304	$6,258	$4,194
Defense, Space & Security	6,181	5,307	6,191	5,483
Global Services	4,567	4,432	4,298	4,314
Unallocated items, eliminations and other	(39)	(87)	(66)
Total revenues	$19,980	$15,956	$16,681	$13,991
(Loss)/earnings from operations:
Commercial Airplanes	($603)	($622)	($219)	($897)
Defense, Space & Security	112	(2,798)	71	(929)
Global Services	634	733	728	632
Segment operating earnings/(loss)	143	(2,687)	580	(1,194)
Unallocated items, eliminations and other	(785)	(384)	(84)	(251)
FAS/CAS service cost adjustment	297	279	284	283
(Loss)/earnings from operations	(345)	(2,792)	780	(1,162)
Other income, net	336	288	253	181
Interest and debt expense	(640)	(628)	(656)	(637)
(Loss)/earnings before income taxes	(649)	(3,132)	377	(1,618)
Income tax (expense)/benefit	(14)	(176)	(217)	376
Net (loss)/earnings	($663)	($3,308)	$160	($1,242)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Three months ended March 31
Commercial Airplanes	2023	2022
737	113	86
747	1	1
767	1	5
777	4	3
787	11
Total	130	95

Defense, Space & Security
AH-64 Apache (New)	7	7
AH-64 Apache (Remanufactured)	13	15
CH-47 Chinook (New)	5	4
CH-47 Chinook (Renewed)	1	3
F-15 Models	2	1
F/A-18 Models	7	4
KC-46 Tanker	1	4
P-8 Models	3	3
Commercial and Civil Satellites	3

Total backlog (Dollars in millions)	March 31 2023	December 31 2022
Commercial Airplanes	$333,656	$329,824
Defense, Space & Security	58,150	54,373
Global Services	18,835	19,338
Unallocated items, eliminations and other	805	846
Total backlog	$411,446	$404,381

Contractual backlog	$388,753	$381,977
Unobligated backlog	22,693	22,404
Total backlog	$411,446	$404,381

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating loss, core operating margin, and core loss per share with the most directly comparable GAAP financial measures, loss from operations, operating margin, and diluted loss per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	First Quarter 2023		First Quarter 2022
	$ millions	Per Share	$ millions	Per Share
Revenues	17,921		13,991
Loss from operations (GAAP)	(149)		(1,162)
Operating margin (GAAP)	(0.8)%		(8.3)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(223)		(208)
Postretirement FAS/CAS service cost adjustment	(68)		(75)
FAS/CAS service cost adjustment	(291)		(283)
Core operating loss (non-GAAP)	($440)		($1,445)
Core operating margin (non-GAAP)	(2.5)%		(10.3)%

Diluted loss per share (GAAP)		($0.69)		($2.06)
Pension FAS/CAS service cost adjustment	($223)	(0.37)	($208)	(0.35)
Postretirement FAS/CAS service cost adjustment	(68)	(0.11)	(75)	(0.13)
Non-operating pension expense	(134)	(0.23)	(220)	(0.37)
Non-operating postretirement expense	(15)	(0.02)	(15)	(0.02)
Provision for deferred income taxes on adjustments [1]	92	0.15	109	0.18
Subtotal of adjustments	($348)	($0.58)	($409)	($0.69)
Core loss per share (non-GAAP)		($1.27)		($2.75)

Weighted average diluted shares (in millions)		602.5		591.7
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The table provided below reconciles the non-GAAP financial measure free cash flow with the most directly comparable GAAP financial measure, operating cash flow. See page 5 of this release for additional information on the use of this non-GAAP financial measure.

Full Year 2023
(dollars in billions)	Outlook
Operating Cash Flow	$4.5 - $6.5
Less Additions to Property, Plant & Equipment	($1.5)
Free Cash Flow (non-GAAP)	$3.0 - $5.0